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                                                                   EXHIBIT 10.30

                      SETTLEMENT AND COMPROMISE AGREEMENT


          This Settlement and Compromise Agreement (hereinafter the "Agreement") is entered into as of August 17, 2001, by and among the entities listed on Exhibit "A" hereto; (collectively, the "Debtors"), The Chase Manhattan Bank as agent (the "Agent") for PNC Bank, N.A., Wells Fargo Bank, N.A., CIBC, Inc., Michigan National Bank (as assignee from Mellon Bank, N.A.), and itself (collectively, the "Bank Group") and the Official Committee of Creditors Holding Unsecured Claims (the "Committee", and, collectively with the Debtors and the Bank Group, the "Parties") in the chapter 11 cases of the Debtors, with reference to the following facts and recitals:

          A. The Debtors are the debtors and debtors in possession in cases (the "Bankruptcy Cases") pending under chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Central District of California, San Fernando Valley Division (the "Court"), that are jointly administered under Case No. SV 00-13471-KL. The Debtors filed their voluntary petitions that commenced the Bankruptcy Cases on April 6, 2000 (the "Petition Date").

          B. Prior to the Petition Date, certain of the Debtors, the Bank Group, and ING Equity Partners, L.P. I ("ING") were parties to a series of agreements pursuant to which certain of the Debtors obtained financing from the Bank Group and ING, certain of the Debtors guaranteed the primary obligors' indebtedness to the Bank Group and ING, and certain of the Debtors granted security interests to the Bank Group and ING in virtually all of such Debtors' assets. These agreements include, among others, the "Amended and Restated Credit Agreement Dated as of August 14, 1997, among Matthews Studio Equipment Group, Matthews Studio Equipment, Inc., Hollywood Rental Co., Inc., Matthews Acceptance Corporation, Duke City Video, Inc., Certain Guarantors Named Therein, Certain Lenders Named Therein, and The
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Chase Manhattan Bank, As Agent"; the "Amended and Restated Credit Agreement
Among Matthews Studio Equipment Group, Matthews Studio Equipment, Inc., Hollywood Rental Co., Inc., Matthews Acceptance Corporation, Duke City Video, Inc., HDI Holdings, Inc., Four Star Lighting, Inc., Certain Guarantors Named Therein, Certain Lenders Named Therein and The Chase Manhattan Bank, As Agent, Dated as of April 1, 1998"; and "Matthews Studio Equipment Group $10,000,000 Convertible Subordinated Note to ING Equity Partners, L.P. I June 30, 1999".

          C. In April 1998, the Debtors borrowed approximately $27 million from the Bank Group to acquire the stock of Four Star Holding, Inc. and Four Star Lighting, Inc. ("Four Star"). Each of the then existing Debtor affiliates guaranteed this indebtedness to the Bank Group and pledged their respective assets as security. The Committee contends that the security interests that the Bank Group asserts to secure this indebtedness may be avoidable as fraudulent conveyances pursuant to 11 U.S.C. (S) 544(b) and may be preserved against ING and others for the benefit of the Debtors' estates pursuant to 11 U.S.C. (S)
551. The Bank Group disputes this contention and maintains, in the alternative, that even if it were true, the remaining portion of the Bank Group debt is valid, the liens securing such debt are unavoidable and the amount of such remaining debt far exceeds the value of the estates and that it would be entitled to all of the proceeds from the liquidation of its claimed collateral.

          D. The Debtors proposed to sell the assets of some of the Debtor entities, namely, Matthews Studio Equipment Group, Hollywood Rental Company, LLC, HDI Holdings, Inc., and Matthews Studio Sales (collectively, "HRC"), to Hollywood Rentals Production Services, LLC (the "HRC Sale"). The Court approved the HRC Sale on January 4, 2001. The Bank Group asserted that it was entitled to receive all of the proceeds of the HRC Sale, including all interest earned on such funds while held by the Debtors, (the "HRC Proceeds") and requested that the Court direct the Debtors to pay the HRC Proceeds to the Bank Group upon the close of the HRC Sale. The HRC Sale closed as of January 23, 2001. Because the

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Committee disputes the validity of the Bank Group's liens on HRC's assets, the
Committee opposed the payment of the HRC Proceeds to the Bank Group. The Court entered an Order approving the payment to the Bank Group of one-third of the net proceeds of the HRC Sale, and the Debtors have paid that amount to the Agent.

          E. The Debtors proposed to sell the assets of Debtor Four Star to Four Star Acquisition Company, LLC (the "Four Star Sale"). The Court approved the Four Star Sale on or about May 15, 2001. The Bank Group asserted that it was entitled to receive all of the proceeds of the Four Star Sale, including all interest earned on such funds while held by the Debtors (the "Four Star Proceeds" and together with the HRC Proceeds, the "Sale Proceeds"). Because the Committee disputes the validity of the Bank Group's liens on the Four Star's assets, the Committee opposed the payment of the Four Star proceeds to the Bank Group. The Order approving the Four Star Sale provided that one-third of the net proceeds of the Four Star Sale were to be paid to the Agent for the benefit of the Bank Group. That portion of the Four Star Proceeds have been paid to the Agent.

          F. The Debtors have undertaken an analysis of payments made to unsecured creditors during the ninety days preceding the Petition Date. The Debtors shared with the Parties an analysis from ASK Financial Services indicating that approximately $6.9 million of payments made by Duke City Video, Inc. and Duke City Holdings, Inc. (collectively, the "Duke City Debtors") and approximately $4.7 million in payments made by the Debtors other than the Duke City Debtors (the "Non-Duke City Debtors") could be avoidable as preferences pursuant to section 547 of the Bankruptcy Code (respectively, the "Duke City Preference Recovery Claims" and "Non-Duke City Preference Recovery Claims," and, collectively, the "Preference Recovery Claims"). Some of the Creditors who received payments that might be avoidable as preferences are members of the Committee. As a result, the Committee undertook its own analysis of some of the payments made by the Non-Duke City Debtors, including those made to Committee members, and has concluded that the Debtors' analysis of

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the payments made by the Non-Duke City Debtors and the analysis conducted by ASK
Financial Services failed to take into account the extent to which these payments represented contemporaneous exchanges of new consideration, were in the ordinary course of business, or were followed by a creditor's extension of new credit on an unsecured basis to one or more of the Non-Duke City Debtors. Therefore, the Committee believes that, pursuant to section 547(c) of the Bankruptcy Code, most of the payments included in the Non-Duke City Debtors' preference analysis would not be avoidable. Based upon this analysis, the Committee believes that the filing of actions to recover alleged Non-Duke City Preference Recovery Claims would result in very modest recoveries and would create significant expense to the creditors who received such payments that would not be offset by amounts recovered by the Non-Duke City Debtors' estates. The Debtors and the Bank Group disagree with the Committee's conclusions but agree to compromise the Non-Duke City Preference Actions on the terms of this Agreement.

          G. As of July 24, 2001, the Debtors held approximately $ 18,863,500 of cash in the estates, not including amounts in the Existing Fee Reserve. The Bank Group maintains that the Debtors do not have any equity in property of the estates, including the above-referenced cash, that such property is not necessary to an effective reorganization and that, accordingly, the Bank Group is entitled to relief from the automatic stay to foreclose upon such property forthwith, in satisfaction of the Bank Group's claims. The Committee disputes some of these contentions.

          H. The Committee, the Debtors and the Bank Group desire to resolve all disputes which exist among them relating to (i) the amount of the Debtors' indebtedness to the Agent and the Bank Group, and any setoffs, counterclaims or defenses to such indebtedness, (ii) the validity or invalidity of the Bank Group's security interests on the Debtors' assets, including, without limitation, the Sale Proceeds, (iii) the distribution of the Sale Proceeds and the proceeds from the sale of the Debtors' other assets, (iv) the prosecution or waiver of the Preference Recovery Claims, and (v) the payments to be made by the Debtors to creditors

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based upon enforcement of any of the Preference Recovery Claims. In furtherance of that objective, and in consideration of the following mutual promises, the Committee, the Debtors and the Bank Group enter into the Agreement set forth below.

          NOW, THEREFORE, the Parties hereto hereby agree as follows:

          1.   Definitions. "Accrued Liability Reserve" shall have the meaning
               -----------
     given to such term in the definition of "Administrative Reserve".

               b. "Administrative Reserve" shall mean the amount of $700,000 of the Sale Proceeds retained by the Debtors for the purposes set forth in section 4 hereof. The Administrative Reserve shall be allocated into three sub-reserves: (i) the "Administrative Operating Reserve" in the amount of $250,000 (ii) the "Accrued Liability Reserve" in the amount of $ 375,000; and (iii) the "Unsecured Claim Expense Reserve" in the amount of $75,000.

               c. "Administrative Operating Reserve" shall have the meaning given to such term in the definition of "Administrative Reserve".

               d. "Agent" shall have the meaning given to such term in the Preamble to this Agreement.

               e. "Allowed Administrative Expenses" shall have the meaning given to such term in section 4b(1) hereof.

               f. "Allowed Priority Claims" shall mean the pre-petition unsecured claims against the Debtors which are entitled to priority pursuant to 11 U.S.C. (S)(S)507(a)(3) - (8) and, as to which, no objection is asserted by the applicable deadline therefor or, if an objection is filed, such claim is thereafter allowed by a Final Order of the Court.

               g. "Bank Group" shall have the meaning given to such term in the Preamble to this Agreement.

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               h.   "Bankruptcy Cases" shall have the meaning given to such term in Recital A above, and shall include any chapter 7 case which supersedes any of the pending cases under chapter 11.

               i. "California State BOE Claim" shall mean that certain priority tax claim filed by the California State Board of Equalization in the amount of $617,000.

               j. "Closing Date" shall mean the first business day after the satisfaction of all conditions precedent to the effectiveness of this Agreement.

               k. "Collateral" shall mean all of the property owned by any of the Debtors on which the Agent and the Bank Group have a lien or security interest to secure the pre-petition indebtedness of the Debtors to the Agent and the Bank Group.

               l. "Committee" shall have the meaning given to such term in the Preamble to this Agreement.

               m. "Compromise Order" shall have the meaning given to such term in section 9a hereof.

               n. "Court" shall have the meaning given to such term in the Recital A above.

               o. "Debtors" shall have the meaning given to such term in the Preamble to this Agreement, and consists of the Duke City Debtors and the Non-Duke City Debtors.

               p. "Duke City Debtors" shall have the meaning given to such term in Recital F above.

               q. "Duke City Preference Recovery Claim" shall have the meaning given to such term in Recital F above.

               r. "Duke City Allocated Proceeds" shall mean the first $1.2 million of proceeds from certain assets of Duke City Video, Inc. as described more particularly in

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     paragraph 8 of that certain Order re Use of Cash Collateral and Adequate
     Protection entered by the Court on May 31, 2000.

               s. "Existing Fee Reserve" shall have the meaning given to such term in section 4b(6) hereof.

               t. "Filing Deadline" shall have the meaning given to such term in section 2 hereof.

               u. "Final Order," shall mean, with respect to any order, such order has become final and is not subject to a timely appeal, or if an appeal is filed timely with respect to such Order, the earlier of (i) the date such appeal is finally resolved and no further appeals are pending and
     (ii) the date the Parties hereto mutually waive the requirement that such Order become a Final Order.

               v. "Four Star" shall have the meaning given to such term in Recital C above.

               w. "Four Star Proceeds" shall have the meaning given to such term in Recital E above.

               x. "Four Star Sale" shall have the meaning given to such term in Recital E above.

               y. "General Unsecured Creditors" shall mean creditors of any of the Debtors with respect to their pre-petition unsecured non-Priority Claims against any of the Debtors or unsecured deficiency claims of holders of secured claims, but excluding any claims of the Bank Group, any of its members, successors or assigns, and any claims of ING.

               z. "HRC" shall have the meaning given to such term in Recital D above.

               aa. "HRC Proceeds" shall have the meaning given to such term in Recital D above.

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               bb.  "HRC Sale" shall have the meaning given to such term in
     Recital D above.

               cc. "Interim Sale Proceed Payments" shall have the meaning given to such term in the definition of Net Sale Proceeds in section 1ee hereof.

               dd. "Management Fees" shall have the meaning given to such term in section 4b(2) hereof.

               ee.  "Net Sale Proceeds" shall mean the Sale Proceeds less the
                                                                     ----
     amount of all payments made by the Debtors from Sale Proceeds prior to the date hereof, consisting of the direct costs incurred and paid by the Debtors in connection with the HRC Sale or the Four Star Sale and the payments to the Agent and the Bank Group of one-third of the net proceeds of each of the HRC Sale and the Four Star Sale, plus certain interest accrued on such funds, (the "Interim Sale Proceed Payments").

               ff. "Non-Duke City Debtors" shall have the meaning given to such term in Recital F above.

               gg. "Non-Duke City Preference Recovery Claims" shall have the meaning given to such term in Recital F above.

               hh. "Parties" shall have the meaning given to such term in the Preamble to this Agreement.

               ii. "Petition Date" shall have the meaning given to such term in Recital A above.

               jj. "Preference Recovery Claim" shall have the meaning given to such term in Recital F above.

               kk. "Priority Claim Reserve" shall mean the amount of $600,000 of the Sale Proceeds retained by the Debtors for the purposes set forth in section 4 hereof.

               ll. "Professional Fees" shall have the meaning given to such term in section 4b(2) hereof.

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               mm.  "Released Claims" shall have the meaning given to such term in section 11 hereof.

               nn. "Sale Proceeds" shall have the meaning given to such term in Recital E above.

               oo. "Settlement Amount" shall mean five hundred fifty thousand dollars ($550,000.00) of the Sale Proceeds.

               pp. "Unsecured Claim Expense Reserve" shall have the meaning given to such term in the definition of "Administrative Reserve".

               qq. "Vitec" shall mean Vitec DC Holding Corp., and any affiliate thereof, which is obligated to pay any funds withheld by Vitec from the purchase price paid to the Duke City Debtors for Vitec's purchase of certain Duke City assets.

               rr. "Vitec Tax Reserve" shall mean the $800,000 tax reserve withheld by Vitec from the purchase price paid to the Duke City Debtors for Vitec's purchase of certain Duke City assets.

               ss. "Waiver Portion" shall have the meaning given to such term in section 2 hereof.

               tt. Any terms not otherwise defined in the Agreement shall have any definition given to such terms in the Bankruptcy Code.

          2.   Motion for Approval of Agreement. Within five (5) days following
               --------------------------------
     the execution of this Agreement (the "Filing Deadline"), (a) the Debtors shall file a motion with the Court seeking (i) approval of this Agreement and of the compromises of the rights and obligations of the Parties set forth herein, and (ii) entry of the Compromise Order; and (b) the Committee shall file with the Court a declaration establishing the appropriateness of that portion of the compromise provided herein under which the Non-Duke City Preference Recovery Claims are released and waived ("Waiver Portion"). The Debtors' Motion shall indicate that the Committee has been allocated this

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     responsibility.  The Debtors neither endorse nor oppose the Waiver Portion, but have agreed to be bound by the provision of the Compromise Order approving the Waiver Portion. The form and content of the motion, the notice of hearing, and all other matters relating thereto, shall be reasonably satisfactory to each of the Parties.

          3.   Validity of Bank Group Claims and Liens. Effective upon the
               ---------------------------------------
     Closing Date, the Parties acknowledge and agree (and the Compromise Order shall provide) that in accordance with this Agreement, as of the Closing Date (i) the Debtors will be indebted to the Bank Group on account of pre-petition indebtedness in an unpaid amount of not less than approximately $60,000,000 less all payments made by the Debtors to the Bank Group after
                 ----
     the date hereof, after crediting all post-petition payments made by the
                      -----
     Debtors to the Bank Group including payments made under a reservation of rights, (ii) the amount of such pre-petition indebtedness is, but for the pendency of the Bankruptcy Cases, immediately due and payable to the Bank Group, (iii) the Debtors do not have or assert any claim, counterclaim, setoff, or defense of any kind or nature which would in any way reduce or affect their obligation to pay such pre-petition indebtedness to the Bank Group; and (iv) the liens and security interests of the Bank Group are valid and perfected security interests in all of the assets of the Debtors, and are not subject to reduction or avoidance.

          4.   Disposition of the Funds of the Estates. Subject to the terms of
               ---------------------------------------
     this Agreement, effective as of the Closing Date, the Bank Group and each member thereof, hereby irrevocably consent to the Debtors use of the cash Collateral of the Bank Group for the purposes set forth in this Agreement and no others, and only so long as (1) the Compromise Order is not revoked, or modified or amended in any manner not acceptable to the Bank Group in its sole discretion, (2) none of the Debtors' chapter 11 cases is converted to a case under chapter 7 of the Bankruptcy Code, and (3) no trustee is appointed in any of the Bankruptcy Cases. As to each sub-reserve in the

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     Administrative Reserve and the Settlement Amount, the preceding consent to use is solely for the purposes and up to the amounts specified in this Agreement for each such sub-reserve and the Settlement Amount, respectively, and funds in any sub-reserve or the Settlement Amount may not be used for any purpose except as expressly provided in this Agreement, provided, however, that the Debtors may use up to $25,000 of the funds in
     --------
     the Accrued Liability Reserve to make payments to be made from the Priority Claim Reserve, or up to $25,000 of the funds in the Priority Claim Reserve to make payments to be made from the Accrued Liability Reserve, but in no event may more than $25,000 of funds in either of such sub-reserves be used for a purpose other than payments covered by such sub-reserve, and any portion of such $25,000 may only be used to satisfy an obligation expressly covered by the other sub-reserve under the terms of this Agreement.

               b. Effective as of the Closing Date, the Administrative Reserve, the Priority Claim Reserve and the Settlement Amount shall be held by the Debtors subject to the terms of this Agreement.

                    (1) The Administrative Reserve and the sub-reserves thereunder shall be used only to pay any expenses of administration allowed by Final Order of the Court if the incurring and payment of such expenses are permitted by this Agreement ("Allowed Administrative Expenses") against any of the estates.

                    (2) The funds in the Administrative Operating Reserve shall be used to pay the following items to the extent such items are incurred or accrue on or after August 1, 2001: (i) expenses incurred by the Debtors in the ordinary course of the operation of their estates, including (a) wages and salaries owed to non-professional persons employed by the estates at the request of the estate representative, and (b) the costs of rent, storage of the Debtors' books and records and occupancy charges; (ii) fees and expenses of professional persons employed at the expense of the Debtors
     ---

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     ("Professional Fees") to the extent not satisfied out of the Existing Fee
     Reserve; (iii) fees and expenses of Crossroads LLC as estate representative, or any successor estate representative, ("Management Fees") to the extent not satisfied out of the Existing Fee Reserve, (iv) fees owed to the Office of the United States Trustee; and (v) Court costs; provided,
                                                                      --------
     however, that (a) none of the funds in the Administrative Reserve other
     -------
     than the $75,000 in the Unsecured Claim Expense Reserve shall be used to pay for Professional Fees incurred directly or indirectly in connection with objecting to disputed unsecured pre-petition non-Priority Claims of the General Unsecured Creditors or administering the distribution of the Settlement Amount to such creditors, whether Professional Fees in excess of such amount are allowed by the Court or not.

                    (3) The funds in the Accrued Liability Reserve shall be used to pay Allowed Administrative Expenses that accrued or were incurred by reason of actions or occurrences prior to August 1, 2001.

                    (4) The funds in the Unsecured Claim Expense Reserve shall be used to pay for Professional Fees incurred directly or indirectly in connection with objecting to disputed unsecured pre-petition non-Priority Claims of the General Unsecured Creditors or administering the distribution of the Settlement Amount to such creditors. Any Professional Fees allowed by the Court, or that are incurred after the dismissal of the Bankruptcy Cases of the Non-Duke City Debtors and are approved by the Committee, for such purposes in excess of the amount in the Unsecured Claim Expense Reserve may only be charged against and paid from the funds in the Settlement Amount.

                    (5) Expenses which are incurred or accrue from and after August 1, 2001 but are incurred or accrued outside of the ordinary course of the administration of the Bankruptcy Cases shall not be paid from the Administrative Operating Reserve even if such expenses become Allowed Administrative Expenses

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     unless (i) prior written consent to such payment is given by the Bank
     Group, (ii) an order of the Court is entered approving such payment following notice to the Agent, the Bank Group and the Committee and an opportunity for a hearing, or (iii) such payment is in accordance with the existing monthly fee procedure (subject to the Court approval pursuant to interim and final fee applications as provided in such procedures).

                    (6) The amounts of Professional Fees and Management Fees included in budgets accompanying cash collateral stipulations approved by the Court and funded in the professional fee reserve established thereunder solely for such purpose (the "Existing Fee Reserve") prior to the execution of this Agreement, shall be payable out of and from such reserve. The approximate amount of funds in the Existing Fee Reserve as of July 31, 2001 was $495,663. The Agent and the Bank Group acknowledge that amounts paid from the Professional Fee Reserve prior to the date hereof in accordance with budgets accompanying cash collateral stipulations and orders of the Court, or paid hereafter in accordance with the terms of this Agreement, constituted and shall constitute an authorized use of cash Collateral solely for the benefit of the parties entitled to receive such payments.

                    (7) The Debtors' proposed expenditure of cash in the Administrative Reserve shall be made pursuant to stipulations covering 30-day or longer periods reasonably approved by the Bank Group and presented to and approved by the Court.

                    (8) No more than the funds in the Unsecured Claim Expense Reserve shall be payable from the Administrative Reserve for Professional Fees owed to professional persons employed by the Committee for services rendered or costs incurred after the Closing Date.

                    (9) No cost or expense directly or indirectly related to any Debtor commencing litigation or judicial proceedings to assert any claim or cause of

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     against any third party, including, without limitation, the Agent or any member of the Bank Group, or the assertion of any counterclaim or cross-complaint, shall constitute an Allowed Administrative Expense, provided
                                                                    --------
     that this provision shall not apply to the filing and prosecution of any objection to any proof of claim filed against any of the Debtors.

               (10) The funds in the Priority Claim Reserve shall be used only to pay Allowed Priority Claims.

               (11) The funds constituting the Settlement Amount shall only be used in accordance with sections 4b, 4c, 4d, and 6 hereof.

           c. Effective as of the Closing Date, the Bank Group and each member thereof shall be deemed to have irrevocably directed that a portion of the Collateral equal to the Settlement Amount (i) shall be held by the Debtors in trust solely for the benefit of General Unsecured Creditors in a segregated interest-bearing account, and such funds shall no longer be property of any of the Debtors' estates, (ii) shall be free and clear of all liens and security interests asserted by the Bank Group, ING, or any of their successors or assigns, (iii) shall not be distributed to the Bank Group, any of its members or ING, nor used to pay any Allowed Administrative Expenses or Allowed Priority Claims, or for any other purpose other than as provided in this Agreement; and (iv) shall, upon the written request of the Committee, be disbursed by one or more of the Debtors or, if a nominee for the benefit of the General Unsecured Creditors is designated by the Committee, turned over to the nominee for distribution to General Unsecured Creditors on a pro rata basis calculated on the allowed amounts of said creditors' claims without duplication thereof in the event that more than one Debtor is or may be liable to such creditor with respect to such claim, and excluding any distribution with respect to indebtedness which any Debtor owes to any other Debtor. Such funds shall be treated in accordance with section 6 of this Agreement.

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

           d. On the Closing Date, after setting aside funds for the Administrative Reserve, the Priority Claim Reserve and the Settlement Amount as required by this Agreement, the balance of the Net Sale Proceeds and all other funds held by any of the Debtors' estates, other than funds in the Existing Fee Reserve, shall be paid to the Agent for the Bank Group free and clear of any lien, claim or interest of any Debtor or of any third party asserting any right to such funds on account of any conduct or inaction by any Debtor.

           e. The Agent for the Bank Group shall be entitled to receive from time to time following the Closing Date, promptly upon receipt by the Debtors, (i) any additional HRC Proceeds or Four Star Proceeds received by the Debtors after the Closing Date, (ii) all funds received by the Debtors after the Closing Date from (x) the sale of the Debtors' assets other than the assets sold in the HRC Sale and the Four Star Sale, or (y) the collection of any of the Debtors' promissory notes, receivables, deposits, offset rights, claims or causes of action (except as expressly set forth in this Agreement to the contrary with respect to Non-Duke City Preference Recovery Claims), and (iii) one hundred percent (100%) of the Duke City Allocated Proceeds, provided that, to the extent the Agent has received the
                         --------
     proceeds of the Vitec Tax Reserve and the California State BOE Claim thereafter becomes an Allowed Priority Claim, the Agent shall refund to the Debtors the amount necessary to satisfy the California State BOE Claim, up to the amount received with respect to the Vitec Tax Reserve.

           f. Except to the extent of up to $25,000 as set forth in section 4a hereof, the Administrative Operating Reserve, the Accrued Liability Reserve, the Unsecured Claim Expense Reserve and the Priority Claim Reserve, respectively, shall be used only to pay obligations up to the amounts and for the purposes specified in this Agreement. To the extent any portion of the Administrative Operating Reserve, the Accrued Liability Reserve, the Unsecured Claim Expense Reserve or the Priority Claim

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     Reserve is not used to satisfy the obligations specified in this Agreement applicable to such reserve, respectively, at such time as the Debtors and the Bank Group reasonably determine that no further obligations covered by the applicable reserve will be allowed, then the unused funds in the applicable reserve shall be paid to the Agent for the benefit of the Bank Group. Further, any surplus funds in the Existing Fee Reserve will be paid to the Agent for the benefit of the Bank Group as soon as the Debtors and the Bank Group reasonably determine that there are surplus funds in the Existing Fee Reserve.

           g.  Effective as of the Closing Date, to the extent the Interim
     Sale Proceed Payments and other payments have been made by any of the Debtors to the Agent and the Bank Group during the Bankruptcy Cases subject to any reservation of rights on behalf of the estates or parties in interest, all such reservations of rights shall be terminated and the Agent and the Bank Group shall be entitled to retain all such payments free and clear of any lien, claim, interest or reservation of rights on behalf of these estates or any party in interest.

           h. All payments made to the Agent or the Bank Group pursuant to the terms of this Agreement shall be final when made and not subject to recovery or avoidance, except as expressly set forth herein with respect to the proceeds of the Vitec Tax Reserve.

       5. Cash Collateral.  Effective as of the Closing Date, except as set
          ---------------
     forth in section 5b hereof with respect to the proceeds of the Vitec Tax Reserve and section 6 with respect to the Settlement Amount, the Debtors, their estates, and their successors and assigns, including, without limitation, any estate representative and any trustee who may be appointed in any of the Bankruptcy Cases, shall not be entitled to (i) use any cash Collateral of the Bank Group in excess of the amounts then remaining in the Administrative Reserve, the Existing Fee Reserve or the Priority Claim Reserve, (ii) pay any obligations other than Allowed Administrative Expenses or Allowed Priority Claims, or (iii) seek to increase the amount of cash Collateral of the Bank Group which may be used to pay Allowed Administrative Expenses or Allowed Priority Claims over the objection of the Bank Group. The Debtors and their estates, on behalf of themselves and their successors and assigns, including, without limitation, any estate representative and any trustee who may be appointed in any of the Bankruptcy Cases, agree that no cost or expense which is incurred by the Debtors or any trustee during the pendency of the Bankruptcy Cases, including any trustee appointed following conversion of any of the pending cases to cases under chapter 7, whether or not any such cost or expense is incurred in connection with or on account of the preservation or disposition of any of the Collateral of the Bank Group or which otherwise could be chargeable to the Agent or the Collateral pursuant to Bankruptcy Code section 506(c) or otherwise, shall be chargeable to the Agent or such Collateral, except for the amounts remaining in the Administrative Reserve, the Priority Claim Reserve or the Settlement Amount, or the Vitec Tax Reserve for payments necessary to satisfy the California State BOE Claim. Nothing in this Agreement or in the Compromise Order shall be deemed or construed to obligate the estate representative or any professional employed by the Debtors or the Committee to continue to render services unless they have assurance satisfactory to them that they will be paid for their services at rates satisfactory to them.

           b. The Debtors may use the proceeds of the Vitec Tax Reserve to satisfy the California State BOE Claim to the extent that claim becomes an Allowed Priority Claim.

           c. It is the intention of the Parties, and the Compromise Order shall provide, that the sum of: the Administrative Reserve, the Priority Claim Reserve, the Existing Fee Reserve, the Settlement Amount and any proceeds of the Vitec Tax Reserve used to pay the California State BOE Claim, constitutes the absolute limit on the proceeds of the Collateral which may be used hereafter for any purpose in connection with these Bankruptcy Cases other than for payment to and satisfaction of the Agent and the Bank Group's claims against the Debtors and their estates. Nothing in this Agreement or the Compromise Order shall be deemed or construed to authorize the Debtors, any trustee in any of the Bankruptcy Cases or any other third party to use cash Collateral of the Bank Group, except as expressly set forth herein with respect to the Administrative Reserve, the Priority Claim Reserve, the Existing Fee Reserve, the proceeds of the Vitec Tax Reserve and the Settlement Amount, without the prior written consent or the Bank Group, which the Bank Group may withhold in their absolute discretion.

          6.  Settlement Amount.  Effective as of the Closing Date:
              -----------------

               a. The Settlement Amount shall be held by the Debtors or the nominee designated by the Committee solely to make payments on account of the allowed prepetition claims of the holders of General Unsecured Claims against any of the Debtors and to pay (i) Professional Fees related to objecting to any of such claims which are disputed, to the extent such Professional Fees are in excess of the Unsecured Claim Expense Reserve, and
     (ii) expenses of distribution of the Settlement Amount. The amount of Professional Fees or expenses of distribution which may be paid from the Settlement Amount shall be reasonably agreed upon between the Committee and the party seeking such payment, without the need for an order of the Court approving such payment.

               b. The Bank Group and its members shall be deemed to have directed that the Settlement Amount shall be held in trust for the benefit of the General Unsecured Creditors separate and apart from any other assets of Debtors' estates, and shall no longer constitute property of said estates. The General Unsecured Creditors shall be entitled to share pro rata in the Settlement Amount free and clear of any liens of the Bank Group or ING, and the Settlement Amount shall not be reduced by: (i) any costs of administration of the Bankruptcy Cases, whether under section 506(c) of the Bankruptcy Code or otherwise; (ii) claims of the Bank Group or ING; (iii) unsecured claims entitled to priority pursuant to section 507 of the Bankruptcy Code, or otherwise; (iv) payments made to creditors to cure defaults in leases or executory contracts to be assumed; and (v) payments made to secured creditors on account of their secured claims, whether to reinstate secured claims or otherwise. General Unsecured Creditors shall be entitled to a single satisfaction of their claims regardless of the number of Debtors liable on such claims.

               c. The Bank Group, and each of its members, expressly waive any and all right to share in the Settlement Amount with General Unsecured Creditors, whether as a deficiency claim pursuant to 11 U.S.C. (S) 506, or otherwise. In addition, the Bank Group shall exercise its subordination rights with respect to any right of ING to share in any portion of the Settlement Amount otherwise payable to ING on account of any General Unsecured Claim of ING. As a result, neither the Bank Group nor ING shall share in any portion of the Settlement Amount.

               d. Distributions of the Settlement Amount shall be made by one or more of the Debtors or the nominee designated by the Committee pursuant
     to section 4c   hereof upon the satisfaction of the conditions to the
     effectiveness of this Agreement in section 10 hereof and the earlier of (i) entry of a Final Order dismissing the Bankruptcy Cases of the Non-Duke City Debtors; and (ii) entry of a Final Order resolving the last dispute with respect to any claims of General Unsecured Creditors with respect to the Bankruptcy Cases of the Non-Duke City Debtors.

               e. In the event all disputed claims of General Unsecured Creditors have not been resolved by the earliest of the dates in section 6d hereof, then the Debtors or the nominee designated by the Committee shall reserve a portion of the Settlement Amount for all such disputed claims equal to their pro rata share of the

     Settlement Amount calculating each such disputed claim at the higher of the amount filed or scheduled, or if the amount of the claim has been estimated under section 502(c) of the Bankruptcy Code, at said estimated amount, and a first distribution shall be paid to all holders of non-disputed claims. If all disputes have not been resolved by the date of the first distribution of the Settlement Amount, a second and final distribution shall be made upon resolution of the last disputed claim of the General Unsecured Creditors.

          7.  Modification of Stay.  The Compromise Order shall provide that
              --------------------
     the automatic stay in effect in the Bankruptcy Cases pursuant to Bankruptcy Code section 362 shall be deemed modified to enable the parties to implement the terms of this Agreement. For example, where this Agreement provides for the transfer of funds, such as the transfer of the Settlement Amount, the automatic stay shall be deemed modified to authorize such transfer in accordance with the terms of this Agreement.

          8.  Preference Recovery Claims.  None of the Debtors, any estate
              --------------------------
     representative, any of their respective designees, nor any trustee appointed in any of the Bankruptcy Cases, shall initiate, prosecute, or aid in the prosecution of any action to recover any Non-Duke City Preference Recovery Claim made by any of the Non-Duke City Debtors prior to the commencement by such Debtor of its Bankruptcy Case. Nothing in this section 7a shall apply to or impair the right of the appropriate third party to initiate or prosecute any Duke City Preference Recovery Claim or any claim, cause of action or right of the Non-Duke City Debtors based upon any theory other than the recovery of potential preferences pursuant to section 547 of the Bankruptcy Code.

              b. The proceeds of any recovery of any Duke City Preference Recovery Claim or any avoidance actions held by either of the Duke City Debtors shall be allocated in accordance with the provisions of the Bankruptcy Code, such that only General Unsecured Creditors with direct claims against the Duke City Debtors (not including any indebtedness of either Duke City Debtor to the other) and the Bank

     Group's unsecured claims against such Debtors shall share in such proceeds pro rata. The Bank Group may exercise its subordination rights with respect to any right of ING to share in any portion of the recovery claims otherwise payable to ING on account of any General Unsecured Claim of ING.

          9.  Control of Liquidation of Assets Following the Closing Date.  At
              -----------------------------------------------------------
     the request of the Bank Group, the Debtors shall assign and transfer to the Bank Group at any time after the Closing Date all remaining assets in any or all of the Debtors' estates, including, without limitation, (i) any tangible assets, promissory notes, receivables, deposits, offset rights, claims or causes of action, and (ii) the right to receive the Duke City Allocated Proceeds, but not including (iii) Non-Duke City Preference Recovery Claims, which, pursuant to this Agreement, shall not be prosecuted, or (iv) Duke City Preference Recovery Claims or other avoidance actions which cannot be assigned, and which shall be prosecuted by the Duke City Debtors on behalf of creditors as provided in section 8b hereof. While the Debtors retain ownership and control of any assets, prior to any such assignment to the Bank Group, the Bank Group shall be entitled to review and approve all administrative expenses with respect to such assets and all Allowed Priority Claims which the Debtors propose to pay out of the Administrative Reserve or the Priority Claim Reserve.

              b. The Debtors will from and after the Closing Date provide the Agent for the Bank Group (i) no less frequently than monthly, a budget of revenues to be received and administrative expenses and Allowed Priority Expenses to be paid, balance sheets, income statements, statements of cash flow and schedules of all assets remaining in any of the Debtors' estates in reasonable detail; (ii) weekly, a deposit report, while the level of deposits makes it reasonable for the Agent to receive weekly deposit reports, and monthly thereafter; (iii) weekly, on a consolidated basis, in arrears, a reconciliation of actual revenues and expenditures to budget, an a/r balance-previous report plus sales and debt adjustments less collections, a reconciliation showing any out of the ordinary course of business dispositions of assets, and a cumulative expenses accrued but not paid; and (iv) from time to time, such other financial and other information as the Agent shall reasonably request.

          10. Conditions to the Closing Date.  The effectiveness of this
              ------------------------------
     Agreement and the obligations of the Parties hereunder are expressly conditioned upon the following:

              a.  The Court shall have entered an order (the "Compromise
     Order") approving this Agreement, which order shall be in form and content satisfactory to each of the Parties, and shall, without limitation, authorize the Debtors and the Parties to implement the provisions of this Agreement; compromise the alleged avoidance actions and any other claims the Debtors' estates may have against the Bank Group; waive and release the Non-Duke City Preference Recovery Claims (i.e. the Waiver Portion); and impose the terms of this Agreement upon the Debtors, their estates, their successors and assigns, any estate representative, any of their respective designees, ING, and any trustee who might be appointed in any of the Bankruptcy Cases.

              b. The Compromise Order shall have been entered on or before September 21, 2001, and shall have become a Final Order on or before October 3, 2001, unless the Parties hereto agree to extend either or both of such deadlines or waive the requirement for a Final Order in accordance with the definition of Final Order.

              c. If any of these conditions is not satisfied and the date for satisfaction of such condition is not extended by the Parties, this Agreement shall be deemed void ab initio.
                                    -- ------
          11. Duke City Allocated Proceeds.  Notwithstanding anything in this
              ----------------------------
     Agreement, including whether or not the conditions to the effectiveness of this Agreement are ever satisfied and this Agreement becomes effective, the Duke City Allocated Proceeds shall be paid by the Debtors to the Agent for the Bank Group as they are received by the Debtors, in accordance with the Order re Use of Cash Collateral and Adequate Protection entered by the Bankruptcy Court on May 31, 2000,.

          12. Release of the Agent and the Bank Group.  Effective as of the
              ---------------------------------------
     Closing Date, except for the obligations imposed under this Agreement, the Debtors, and each of them, hereby forever release and discharge the Agent and each member of the Bank Group and all of their officers, directors, agents, employees, attorneys, shareholders, predecessors and successors, jointly and severally, from any and all claims, demands, actions, causes of action, liabilities, costs, expenses and damages of any kind whatsoever, in law or in equity, past, present or future, ("Released Claims") and whether such Released Claims are know or unknown, suspected or unsuspected, from the beginning of time to the date hereof.

                    TO THE EXTENT THAT THE FOREGOING RELEASE IS A RELEASE TO WHICH SECTION 1542 OF THE CALIFORNIA CIVIL CODE OR SIMILAR PROVISIONS OF OTHER APPLICABLE LAW APPLIES, IT IS THE INTENTION OF THE DEBTORS THAT THE FOREGOING RELEASE SHALL BE EFFECTIVE AS A BAR TO ANY AND ALL ACTIONS, DAMAGES, LOSSES, CLAIMS, LIABILITIES AND DEMANDS OF WHATSOEVER CHARACTER, NATURE AND KIND, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, HEREINABOVE SPECIFIED TO BE BARRED. IN FURTHERANCE OF THIS INTENTION, THE DEBTORS EXPRESSLY WAIVE ANY AND ALL RIGHTS AND BENEFITS CONFERRED ON THEM BY THE PROVISIONS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES AS FOLLOWS:

                    "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

               b. The Debtors represent to the Agent and the Bank Group that they have thoroughly discussed all aspects of this Release with their attorneys to the full extent that they deem it necessary to do so, have been fully advised by their attorneys as to their rights, understands that they may be waiving significant legal rights or

     Released Claims, and enter into the Release under this Agreement with a full and complete understanding of its terms.

          13. Motion for Dismissal of Non-Duke City Bankruptcy Cases. As soon as
              -------------------------------------------------------
     practicable after (i) the Closing Date, (ii) the resolution of any disputed administrative claims and any priority claims in the Non-Duke City Bankruptcy Cases, and (iii) either the resolution of any disputed pre-petition unsecured non-priority claims against any of the Non-Duke City Debtors or the expenditure in full of the Unsecured Claim Expense Reserve, the Non-Duke City Debtors shall file a motion with the Court seeking approval for the dismissal of the Non-Duke City Bankruptcy Cases on notice and hearing to the parties in interest, which order of dismissal shall provide, however, that, in accordance with Bankruptcy Code section 349(b), such dismissal shall not vacate any order, judgment or transfer ordered by the Court during the Bankruptcy Cases. In the event the Settlement Amount has not been distributed to the General Unsecured Creditors entitled to receive such funds prior to the dismissal of the Non-Duke City Bankruptcy Cases, such funds shall be distributed to such creditors outside of the Bankruptcy Cases, with the cost of such distribution to be paid from the Settlement Amount. In the event the Non-Duke City Bankruptcy Cases are not dismissed, the parties shall reasonably cooperate regarding an alternative mechanism to resolve those cases, provided that such non-dismissal shall not invalidate any provision of this Agreement or any provision of the Compromise Order.

          14. MiscellaneousNotices. All notices, requests, demands, and other
              ---------------------
     communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of receipt if personally delivered or delivered by overnight courier or received by facsimile transmission (which facsimile shall be followed by a mailed original), or five (5) business days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed to each Party as follows:

               If to the Debtors
               -----------------

               Ellen K. Gordon
               Crossroads, LLC
               9 Executive Circle
               Suite 190
               Irvine, CA  92614

               With a copy to:
               ---------------

               Klee Tuchin, Bogdanoff & Stern LLP
               1880 Century Park East
               Suite 200
               Los Angeles,  CA 90067-1698
               Facsimile: (310) 407-9090
               Attention: Lee R. Bogdanoff

               If to the Committee:
               -------------------

               Wybron Incorporated
               4830 List Drive
               Colorado Springs, CO  80919
               Facsimile: (719) 548-0432
               Attention: Keny Whitright, President

               With a copy to:
               --------------

               Stutman, Treister & Glatt
               3699 Wilshire Boulevard, Suite 900
               Los Angeles, California 90010
               Facsimile:  (213) 251-5288
               Attention:  Richard M. Neiter

               If to the Bank Group:
               --------------------

               The Chase Manhattan Bank
               380 Madison Avenue, 10th Floor
               New York, NY  10017
               Facsimile: (212) 622-4834
               Attention:  William T. Strout, V.P.

               With a copy to:
               --------------

               Latham & Watkins
               633 West Fifth Street, Suite 4000
               Los Angeles, CA  90071
               Facsimile: (213) 891-8763
               Attention: Michael Lurey

               Any Party may change its address by giving written notice to the other Parties in the manner set forth above.

               b.  Cooperation. The Parties agree to cooperate with one another
                   ------------
     and to take all commercially reasonable actions necessary or desirable to satisfy the conditions to the effectiveness of this Agreement and to implement the terms hereof.

               c.  Entire Agreement; Modification; Waiver. This Agreement
                   ---------------------------------------
     constitutes the entire agreement between the Parties and supersedes all prior and contemporaneous agreements, representations, warranties, and understandings of the Parties, whether oral, written, or implied, as to the subject matter hereof. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all Parties affected thereby. No waiver of any of the provisions of this Agreement shall be deemed or constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing, and specifying such waiver, by the Party making the waiver .

               d.  Limitation on Third-Party Beneficiaries. Nothing contained in
                   ----------------------------------------
     this Agreement is intended to relieve or discharge the obligation or liability of any third party to any Party, nor shall any provision give any third party any right of subrogation or action over or against any Party.

               e.  Successors and Assigns. This Agreement shall be binding upon,
                   -----------------------
     and shall inure to the benefit of, the Parties and their respective legal representatives, successors, and assigns, including, without limitation, any trustee appointed in the Bankruptcy Cases, including any trustee appointed following conversion of the pending cases to cases under chapter 7.

               f.  Further Assurances. Each Party hereto agrees to execute any
                   -------------------
     and all documents and to do and perform any and all acts and things necessary or proper to effectuate or further evidence the terms and provisions of this Agreement.

               g.  No Representations or Warranties. Except as expressly set
                   ---------------------------------
     forth in this Agreement, none of the Parties makes, or has made, any representation or warranty, written or oral, express or implied to any other Party.

               h.  Severability. If any nonmaterial portion of this Agreement
                   -------------
     shall be held to be invalid or unenforceable, then that portion shall be deemed to have been severed from this Agreement and the Parties acknowledge that the balance of this Agreement shall be valid and enforceable.

               i.  Headings. The descriptive headings of the sections of this
                   ---------
     Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement.

               j.  Applicable Law. This Agreement shall be governed in all
                   ---------------
     respects, including the validity, interpretation and effect, by the laws of the State of California, without giving effect to the principles of conflicts of law thereof.

               k.  Counterparts. This Agreement may be executed in two or more
                   -------------
     counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               l.  No Admissions. Neither this Agreement, nor any of the terms
                   --------------
     hereof, nor any negotiations or proceedings in connection herewith, shall constitute or be construed as or be deemed to be evidence of an admission on the part of any Party of any liability or wrongdoing whatsoever, or the truth or untruth, or merit or lack of merit, of any claim or defense of any Party; nor shall this Agreement, or any of the terms hereof, or any negotiations or proceedings in connection herewith, or any performance or forbearance hereunder, be offered or received in evidence or used in any proceeding against any Party, or used in any proceeding, or otherwise, for any purpose whatsoever, except with respect to the effectuation and enforcement of this Agreement.

               m.  Termination of this Agreement. Upon the failure of any
                   ------------------------------
     condition to this Agreement as the date for satisfaction may be extended in accordance with section 9 hereof, this Agreement shall terminate and the Parties shall be returned to their positions as of the date of execution of this Agreement.

               n.  Consent to Entry of Orders and Judgments by the Court. Each
                   ------------------------------------------------------
     Party hereto hereby consents to the determination by the Court, as a "core proceeding" within the meaning of 28 U.S.C. (S) 157 or any successor provision thereof, and to have the Court hear and determine and enter appropriate orders and judgment subject to review under 28 U.S.C. (S) 158, as provided in 28 U.S.C. (S) 157(c)(2) or any successor provision, in any action brought to enforce, interpret, reform or rescind this Agreement or any of the provisions hereof and over any action to determine or declare the rights of any of the Parties under or with respect to this Agreement.

          IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed on its behalf, all as of the day and year first above written.

DATED: August __, 2001        The Chase Manhattan Bank, as Agent


                              /s/ William T. Strout
                              By   William T. Strout
                              Its  Vice President


DATED: August __, 2001        The Official Committee of Creditors Holding
                              Unsecured Claims in the jointly administered cases of Matthews Studio Equipment Group, Inc.


                              /s/ Keny Whitright
                              By   Keny Whitright
                              Its  Chairman


DATED: August __, 2001        Matthews Studio Equipment Group, a California
                              corporation, f/k/a Matthews Studio Equipment, Inc.


                              /s/ Ellen K. Gordon
                              By   Ellen K. Gordon
                              Its  Estate Representative

DATED: August __, 2001        Matthews Studio Electronics, Inc., a California
                              corporation


                              /s/ Ellen K. Gordon
                              By   Ellen K. Gordon
                              Its  Estate Representative


DATED: August __, 2001        Hollywood Rental Company, LLC, a Delaware limited
                              liability company

                              /s/ Ellen K. Gordon
                              By   Ellen K. Gordon
                              Its  Estate Representative


DATED: August __, 2001        Showbizmart.com, Inc., a Delaware corporation


                              /s/ Ellen K. Gordon
                              By   Ellen K. Gordon
                              Its  Estate Representative


DATED: August __, 2001        Matthews Studio Group Centers, Inc., a California
                              corporation


                              /s/ Ellen K. Gordon
                              By   Ellen K. Gordon
                              Its  Estate Representative


DATED: August __, 2001        HDI Holdings, Inc., a Kentucky corporation


                              /s/ Ellen K. Gordon
                              By   Ellen K. Gordon
                              Its  Estate Representative

DATED: August __, 2001        Four Star Holding, Inc., a Delaware corporation


                              /s/ Ellen K. Gordon
                              By   Ellen K. Gordon
                              Its  Estate Representative


DATED: August __, 2001        Matthews Acceptance Corporation, a California
                              corporation

                              /s/ Ellen K. Gordon
                              By   Ellen K. Gordon
                              Its  Estate Representative


DATED: August __, 2001        Four Star Lighting, Inc., a New York corporation

                              /s/ Ellen K. Gordon
                              By   Ellen K. Gordon
                              Its  Estate Representative


DATED:  August __, 2001       Matthews Studio Sales, Inc., a California
                              corporation, f/k/a ESS, Expendable Supply Stores,
                              Olesen, Four Star Los Angeles


                              /s/ Ellen K. Gordon
                              By   Ellen K. Gordon
                              Its  Estate Representative

                                  Schedule A
                                  ----------

MATTHEWS STUDIO EQUIPMENT GROUP, a California corporation, f/k/a Matthews Studio Equipment, Inc.

MATTHEWS STUDIO ELECTRONICS, INC., a California corporation

HOLLYWOOD RENTAL COMPANY, LLC, a Delaware limited liability company

SHOWBIZMART.COM, INC., a Delaware corporation

MATTHEWS STUDIO GROUP CENTERS, INC., a California corporation

HDI HOLDINGS, INC., a Kentucky corporation

FOUR STAR HOLDING, INC., a Delaware corporation

MATTHEWS ACCEPTANCE CORPORATION, a California corporation

FOUR STAR LIGHTING, INC., a New York corporation

MATTHEWS STUDIO SALES, INC., a California corporation, f/k/a ESS, Expendable Supply Stores, Olesen, Four Star Los Angeles